UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HeadHunter Group PLC

(Exact name of registrant as specified in its charter)

Cyprus	Not Applicable
(State or incorporation or organization)	(IRS Employer Identification No.)

Dositheou 42, Strovolos, Nicosia Cyprus	2028
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares	The NASDAQ Stock Market LLC
Ordinary shares, nominal value of €0.002 per share*	The NASDAQ Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-224065.

Securities to be registered pursuant to Section 12(g) of the Act: None.

*

Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC. The American Depositary Shares represent the right to receive the ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

HeadHunter Group PLC (the “Company”) hereby incorporates by reference herein (a) the description of its ordinary shares, nominal value of €0.002 per share, contained under the heading “Description of Share Capital and Articles of Association” and (b) the description of its American Depositary Shares, each representing one ordinary share, nominal value of €0.002 per share (the “ADSs”), to be registered hereunder, set forth under the heading “Description of American Depositary Shares” in each case in the Company’s Registration Statement on Form F-1 (File No. 333-224065) of the Company, originally filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on April 2, 2018, as subsequently amended (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, as amended, which information shall be deemed to be incorporated herein by reference. The ADSs are expected to be listed on The NASDAQ Stock Market LLC.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 25, 2019

HeadHunter Group PLC

By:	/s/ Mikhail Zhukov
Name:	Mikhail Zhukov
Title:	Chief Executive Officer

By:	/s/ Grigorii Moiseev
Name:	Grigorii Moiseev
Title:	Chief Financial Officer